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                      SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                Date of Report (date of earliest event reported)
                                April 23, 1998


                          AMBANC HOLDING CO., INC.
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           (Exact name of registrant as specified in its charter)


  Delaware                    0-27306               14-1783770
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(State or other              (Commission            (IRS Employer
 jurisdiction of               File No.)             Identification
 incorporation)                                        Number)

11 Division Street, Amsterdam, New York               12010-4303
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (518) 842-7200
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                               N/A
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     (Former name or former address, if changed since last Report)

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Item 5.     Other Events
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     On April 23, 1998, Ambanc Holding Co., Inc. ("Ambanc"), a Delaware
corporation, Amsterdam Savings Bank, FSB, a federally-chartered savings bank and wholly-owned subsidiary of Ambanc, AFSALA Bancorp, Inc. ("AFSALA"), a Delaware corporation, and Amsterdam Federal Bank, a federally-chartered savings bank and wholly-owned subsidiary of AFSALA, entered into a Reorganization and Merger Agreement ("Merger Agreement"), pursuant to which AFSALA will merge with and into Ambanc through a tax-free, stock-for-stock exchange, with Ambanc as the surviving corporation ("Merger"). Under the terms of the Merger Agreement, upon consummation of the Merger all shares of AFSALA common stock issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall be converted into the right to receive 1.07 shares of Ambanc common stock, for a total deal value of approximately $30 million as of April 23, 1998. On April 23, 1998, Ambanc and AFSALA issued a joint press release announcing the Merger, a copy of which is included as Exhibit 99 hereto and incorporated by reference herein.

     John M. Lisicki, Chairman, President and Chief Executive Officer of AFSALA will become the President and Chief Executive Officer of the combined bank immediately following consummation of the Merger, and President and Chief Executive Officer of Ambanc no later than January 1, 1999, following the retirement of Robert J. Brittain, the current President and Chief Executive Officer of Ambanc. In addition, four of AFSALA's current directors will become directors of Ambanc and the resulting bank.

     The Merger, which will be accounted for as a purchase, is expected to close during the fourth quarter of 1998. The Merger Agreement has been approved by the boards of directors of both companies. Consummation of the Merger is subject to certain customary conditions, including, among others, the adoption of the Merger Agreement by the Ambanc and AFSALA shareholders and receipt of regulatory approvals. AFSALA has also granted Ambanc an option to acquire up to 19.9 percent of AFSALA common stock, as further described below.

     The preceding description of the Merger Agreement is qualified in its entirety by reference to the copy of the Merger Agreement included as Exhibit
2.1 hereto, and which is incorporated by reference herein.

     AFSALA and Ambanc also entered into a Stock Option Agreement dated April 23, 1998 (the "AFSALA Stock Option"). Under the AFSALA Stock Option, Ambanc was granted an irrevocable option to purchase, under certain circumstances, up to 344,500 shares, or 19.9 percent, of AFSALA common stock at $20.75 per share. The number of shares and the purchase price are subject to adjustment as described in the AFSALA Stock Option. Under certain circumstances, AFSALA may be required to repurchase the AFSALA Stock Option or the shares acquired pursuant to the exercise thereof. The AFSALA Stock Option was granted by AFSALA as a condition of and inducement to Ambanc entering into the Merger Agreement.

     The preceding description of the AFSALA Stock Option is qualified in its entirety by reference to the copy of the AFSALA Stock Option included as
Exhibit 2.2 hereto, and which is incorporated by reference herein.

Item 7.     Financial Statements and Exhibits
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     (c)  Exhibits.

     The Exhibits listed on the accompanying Exhibit Index are filed as part of this Report and are incorporated herein by reference.

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                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             AMBANC HOLDING CO., INC.



Date: April 28, 1998                         By:/s/ Robert J. Brittain
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                                             Robert J. Brittain, President
                                               and Chief Executive Officer
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                               INDEX TO EXHIBITS


Exhibit
No.                           Description of Exhibit
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2.1         Reorganization and Merger Agreement dated April 23, 1998, by and among Ambanc Holding Co., Inc., a Delaware corporation, and Amsterdam Savings Bank, FSB, a federally-chartered savings bank and wholly-owned subsidiary of Ambanc; and AFSALA Bancorp, Inc., a Delaware corporation, and Amsterdam Federal Bank, a federally-chartered savings bank and wholly-owned subsidiary of AFSALA Bancorp, Inc.

2.2 Stock Option Agreement dated April 23, 1998 by and between AFSALA Bancorp, Inc. and Ambanc Holding Co., Inc.

99 Joint Press Release dated April 23, 1998 of Ambanc Holding Co., Inc. and AFSALA Bancorp, Inc.